Exhibit 99.1

NetScout Systems Reports Financial Results for Fourth Quarter & Fiscal Year End 2011

Q4 Revenue Up 8% Year-over-Year (GAAP and Non-GAAP)

Q4 Net Income Up Year-over-Year: 53% GAAP, 40% Non-GAAP

FY 2011 Revenue Up Year-over-Year: 12% GAAP, 11% Non-GAAP

FY 2011 Net Income Up Year-over-Year: 33% GAAP, 25% Non-GAAP

WESTFORD, Mass.--(BUSINESS WIRE)--April 28, 2011--NetScout Systems, Inc. (NASDAQ: NTCT):

	Q4 FY 2011		FY 2011
	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue (in millions)	$78.0	$77.4	$290.5	$289.7
Net income (in millions)	$10.8	$12.8	$37.3	$44.9
Net income per share	$0.25	$0.30	$0.87	$1.04

NetScout Systems, Inc. (NASDAQ: NTCT), an industry leader for advanced network and service assurance solutions, today announced financial results for its fourth quarter and fiscal year ended March 31, 2011.

“Fiscal 2011 was another successful year for NetScout. Our results for the full fiscal year were in the middle of the revenue guidance range and above the high end of the EPS guidance range that we provided a year ago. Our non-GAAP revenue growth was 11%, EPS growth was 21% and operating margin was 24%. For fiscal 2012, we are setting even higher goals that will keep us on the path to reaching a long term annual revenue growth rate of high teens,” said Anil Singhal, President and CEO of NetScout Systems. “We are also very pleased with our recent acquisition of Psytechnics, Ltd. adding unique technology and products in IP Voice, Video and Telepresence, and further strengthening our Unified Service Delivery platform for Unified Communications deployments.”

Total GAAP revenue for the fourth quarter was $78.0 million. Non-GAAP revenue for the fourth quarter was $77.4 million. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue for the fourth quarter on a GAAP basis was $45.7 million, and service revenue was $32.3 million. Non-GAAP product revenue was $45.0 million, and non-GAAP service revenue was $32.4 million.

GAAP net income for the fourth quarter was $10.8 million, or net income per diluted share of $0.25. GAAP income from operations was $17.0 million. On a non-GAAP basis, net income for the quarter was $12.8 million, or $0.30 per diluted share, and non-GAAP income from operations was $20.3 million.

For the fiscal year ended March 31, 2011, NetScout reported total GAAP revenue of $290.5 million; non-GAAP revenue was $289.7 million. GAAP net income for the fiscal year was $37.3 million, or net income per diluted share of $0.87. GAAP income from operations was $58.1 million. Non-GAAP net income for the fiscal year was $44.9 million, or $1.04 per diluted share, and non-GAAP income from operations was $70.3 million. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Fiscal year 2011 GAAP and non-GAAP revenue results were within the mid range of original guidance issued a year ago of $278 million to $297 million. Fiscal year 2011 GAAP and non-GAAP net income per share results were at the high end of the guidance range issued a year ago; GAAP $0.72 to $0.81 and non-GAAP $0.94 to $1.03.

In January 2011, the company narrowed the revenue and net income per share guidance for the fiscal year 2011 to be in the range of $290 million to $294 million, with GAAP net income per share of $0.83 to $0.87 and non-GAAP net income per share of $1.01 to $1.05. Fourth quarter GAAP and non-GAAP revenue results were at the low end of the revised revenue range and both GAAP and non-GAAP net income per share results were at the high end of the revised net income per share range.

Financial and Company Highlights:

For the fourth quarter:

  GAAP and non-GAAP revenue increased 8% year-over-year and increased 2% sequentially.
  GAAP product revenue increased 8% year-over-year and increased 6% sequentially. Non-GAAP product revenue increased 6% year-over-year and increased 5% sequentially.
  GAAP and non-GAAP service revenue increased 9% year-over-year and decreased 3% sequentially.
  GAAP operating margin was 22%, up 6 points from 16% a year ago and up one point sequentially. Non-GAAP operating margin was 26%, up five points from 21% a year ago and flat sequentially.

For the 2011 fiscal year:

  GAAP revenue increased 12% year-over-year and non-GAAP revenue increased 11% year-over-year. GAAP product revenue increased 13% year-over-year and GAAP service revenue increased 10% year-over-year. Non-GAAP product revenue increased 12% year-over-year and non-GAAP service revenue increased 9% year-over-year.
  Fiscal 2011 GAAP operating margin was 20%, up from 18% in fiscal 2010. Fiscal 2011 non-GAAP operating margin was 24% up from 22% a year ago.
  As of March 31, 2011 cash and cash equivalents and short and long-term marketable securities were $228.5 million, up $18.3 million from $210.2 million as of the end of the prior quarter. Year-over-year, the increase was $57.9 million, up from $170.6 million as of March 31, 2010.

In addition:

  On April 1, 2011 NetScout completed the acquisition of privately-held Psytechnics, Ltd. based in Ipswich, United Kingdom, an industry leading provider of IP Voice, Video and Telepresence technologies that proactively assure the user experience for unified communications services. Financial terms of the transaction were undisclosed.
  During the quarter NetScout was awarded by Frost & Sullivan the “Global 2010 Enabling Technology of the Year for Network Performance and Application Monitoring” for its Adaptive Session Intelligence™ technology.

Basis of Presentation

In September 2009, the Financial Accounting Standards Board amended the accounting principles related to revenue recognition for arrangements with multiple deliverables and arrangements that include software elements. NetScout early adopted the new accounting principles during the first quarter of fiscal 2011. The new accounting principles change how NetScout accounts for certain revenue arrangements that include hardware only elements as well as those that include both hardware and software elements; however, revenue arrangements received in fiscal years prior to 2011 are not affected by the new principles.

The impact of the new accounting principles is reflected in the current fiscal 2011 GAAP results presented, and excluded from our historical non-GAAP results. In addition non-GAAP revenue excludes the purchase accounting adjustment to record at fair value acquired deferred revenue. Non-GAAP income from operations excludes the purchase accounting adjustment to record at fair value acquired deferred revenue and the impact of the transition to the new software revenue recognition rules, as well as share-based compensation expenses, amortization of acquired intangible assets, and certain business development expenses. Non-GAAP net income excludes these effects as well as their related impact on the provision for income taxes.

Throughout fiscal 2011 NetScout has reported current and historical, GAAP and non-GAAP results. Current GAAP and historical non-GAAP were discussed in the quarterly press releases and accompanying investor conference calls because the Company believes they are the measures most meaningful to investors. Historical GAAP and current non-GAAP is presented as part of a financial summary table in the press release for comparative purposes. Accordingly, the results discussed in this press release are presented as GAAP under the new, current accounting standards and as non-GAAP under the former, historical accounting standards. In fiscal 2012, we will discontinue reporting of historical GAAP and discontinue historical non-GAAP.

Financial Summary

	Q4 FY 2011 Current Accounting Standard		Q4 FY 2011 Historical Accounting Standard
	GAAP(1)	Non-GAAP	GAAP	Non-GAAP(1)
Revenue (in millions)	$78.0	$78.0	$77.4	$77.4
Net income per share	$0.25	$0.30	$0.24	$0.30
	FY 2011 Current Accounting Standard		FY 2011 Historical Accounting Standard
	GAAP(1)	Non-GAAP	GAAP	Non-GAAP(1)
Revenue (in millions)	$290.5	$290.7	$289.6	$289.7
Net income per share	$0.87	$1.06	$0.86	$1.04

(1) Measures discussed in the press release text

Guidance:

For fiscal 2012, we expect GAAP and non-GAAP revenue to be in the range of $326 million to $337 million. GAAP net income per diluted share is expected to be in the range of $0.98 to $1.04 and non-GAAP net income per diluted share between $1.17 and $1.23.

NetScout uses non-GAAP results internally for reporting and business management as those results most closely reflect the underlying dynamics of the business and are most comparable to prior results. The fiscal year 2012 non-GAAP net income per diluted share expectation excludes forecasted share-based compensation expenses of approximately $7.0 million, estimated amortization of acquired intangible assets of approximately $5.9 million, forecasted integration expenses associated with the Psytechnics acquisition of approximately $700 thousand, and the related impact of these adjustments on the provision for income taxes of $5.2 million.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in the Company's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company also presents non-GAAP measures relating to revenue, income from operations, net income and net income per diluted share which were adjusted from amounts determined based on GAAP to exclude the purchase accounting adjustment representing the fair value of deferred revenue, early adoption of new accounting principles, share-based compensation expenses, amortization of acquired intangible assets and certain business development expenses, as well as the related income tax effects.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP, and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

The Company believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and the Company's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. The Company believes that providing these non-GAAP measures affords investors a view of the Company’s operating results that may be more easily compared to peer companies and also enables investors to consider the Company’s operating results on both a GAAP and non-GAAP basis during and following the integration period of the Company’s acquisition of Network General. Presenting the GAAP measures on their own would not be indicative of the Company’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

As discussed above, Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting future periods.

CONFERENCE CALL INSTRUCTIONS:

The Company invites shareholders to listen to its conference call today at 8:30 a.m. ET, which will be webcast live through the Company’s website at http://www.netscout.com/investors. Alternatively, people can listen to the call by dialing 866-701-8242 for U.S./Canada and 763-416-6912 for international callers and using conference ID: 62168636. A replay of the call will be available after 11:30 a.m. ET on April 28 for approximately one week. The number for the replay is 800-642-1687 for U.S./Canada and 706-645-9291 for international callers. The conference ID is: 62168636.

About NetScout Systems, Inc.

NetScout Systems, Inc. (NASDAQ: NTCT) is the market leader in Unified Service Delivery Management enabling comprehensive end-to-end network and application assurance. For 26 years, NetScout has delivered breakthrough packet-flow technology that provides trusted and comprehensive real-time network and application performance intelligence enabling unified assurance of the network, applications and users. These solutions enable IT staff to predict, preempt and resolve network and service delivery problems while facilitating the optimization and capacity planning of the network infrastructure. NetScout nGenius® and Sniffer® solutions are deployed at more than 20,000 of the world’s largest enterprises, government agencies, and more than 130 service providers, on over 740,000 network segments to assure the network, applications, and service delivery to their users and customers. More information about NetScout is available at http://www.netscout.com.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, including without limitation, the Company’s statements with respect to its patent pending technology for the packet flow analysis market and other planned new product releases, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically, the Company’s relationships with strategic partners, dependence upon broad-based acceptance of the Company’s network performance management solutions, the Company’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology and the ability of NetScout to successfully integrate Psytechnics and achieve operational efficiencies. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2011 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.

NetScout Systems, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	March 31,
	2011	2010

Assets
Current assets:
Cash and cash equivalents	$67,168	$63,322
Marketable securities	133,430	69,875
Accounts receivable, net	62,801	65,556
Inventories	8,925	9,181
Prepaid income taxes	3,205	2,730
Deferred income taxes	3,383	2,698
Prepaid expenses and other current assets	4,814	5,422

Total current assets	283,726	218,784

Fixed assets, net	13,467	12,773
Goodwill	128,177	128,177
Acquired intangible assets, net	47,686	53,573
Deferred income taxes	25,167	30,062
Long-term marketable securities	27,880	37,354
Other assets	1,467	1,878
Total assets	$527,570	$482,601

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$9,709	$7,307
Accrued compensation	21,854	19,806
Accrued other	4,786	5,051
Income tax payable	-	-
Long-term debt, current portion	15,000	11,250
Deferred revenue	85,241	84,196

Total current liabilities	136,590	127,610

Other long-term liabilities	1,721	551
Accrued long-term retirement benefits	1,859	1,645
Long-term deferred revenue	14,735	17,846
Long-term debt, net of current portion	53,106	68,106
Total liabilities	208,011	215,758

Stockholders' equity:
Common stock	47	46
Additional paid-in capital	227,201	209,146
Accumulated other comprehensive loss	(676)	(1,817)
Treasury stock, at cost	(35,437)	(31,691)
Retained earnings	128,424	91,159

Total stockholders' equity	319,559	266,843

Total liabilities and stockholders' equity	$527,570	$482,601

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2011	2010	2011	2010
Revenue:
Product	$45,659	$42,317	$159,948	$142,113
Service	32,321	29,557	130,592	118,229
Total revenue	77,980	71,874	290,540	260,342

Cost of revenue:
Product	10,173	10,092	38,175	35,564
Service	6,214	5,526	23,186	20,500
Total cost of revenue	16,387	15,618	61,361	56,064

Gross profit	61,593	56,256	229,179	204,278

Operating expenses:
Research and development	10,894	9,581	40,628	36,650
Sales and marketing	27,439	29,253	105,271	99,059
General and administrative	5,830	5,300	23,308	20,609
Amortization of acquired intangible assets	477	586	1,907	2,057
Total operating expenses	44,640	44,720	171,114	158,375

Income from operations	16,953	11,536	58,065	45,903
Interest and other income (expense), net	(478)	(536)	(1,772)	(2,832)

Income before income tax expense	16,475	11,000	56,293	43,071
Income tax expense	5,704	3,947	19,028	15,154
Net income	$10,771	$7,053	$37,265	$27,917

Basic net income per share	$0.25	$0.17	$0.89	$0.69
Diluted net income per share	$0.25	$0.17	$0.87	$0.67
Weighted average common shares outstanding used in computing:
Net income per share - basic	42,402	41,386	42,059	40,691
Net income per share - diluted	43,306	42,477	42,973	41,915

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2011	2010	2011	2010

GAAP Revenue	$77,980	$71,874	$290,540	$260,342
Product deferred revenue fair value adjustment	-	-	-	31
Service deferred revenue fair value adjustment	9	112	132	1,286
Non-GAAP Revenue	$77,989	$71,986	$290,672	$261,659

GAAP Gross profit	$61,593	$56,256	$229,179	$204,278
Deferred revenue fair value adjustment	9	112	132	1,317
Shared-based compensation expense (1)	115	119	352	366
Amortization of acquired intangible assets (2)	995	995	3,980	3,980
Non-GAAP Gross profit	$62,712	$57,482	$233,643	$209,941

GAAP Income from operations	$16,953	$11,536	$58,065	$45,903
Deferred revenue fair value adjustment	9	112	132	1,317
Shared-based compensation expense (1)	2,300	1,682	6,439	5,456
Amortization of acquired intangible assets (2)	1,472	1,581	5,887	6,037
Business development expense (3)	132	-	755	-
Non-GAAP Income from operations	$20,866	$14,911	$71,278	$58,713

GAAP Net income	$10,771	$7,053	$37,265	$27,917
Deferred revenue fair value adjustment	9	112	132	1,317
Shared-based compensation expense (1)	2,300	1,682	6,439	5,456
Amortization of acquired intangible assets (2)	1,472	1,581	5,887	6,037
Business development expense (3)	132	-	755	-
Income tax adjustments (4)	(1,487)	(1,283)	(5,021)	(4,868)
Non-GAAP Net income	$13,197	$9,145	$45,457	$35,859

GAAP Diluted Net income per share	$0.25	$0.17	$0.87	$0.67
Share impact of non-GAAP adjustments identified above	0.05	0.05	0.19	0.19
Non-GAAP Diluted net income per share	$0.30	$0.22	$1.06	$0.86

Shares used in computing non-GAAP diluted net income per share	43,306	42,477	42,973	41,915

(1)Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$49	$45	$134	$129
Cost of service revenue	66	74	218	237
Research and development	642	453	1,651	1,364
Sales and marketing	904	705	2,527	2,299
General and administrative	639	405	1,909	1,427
Total share-based compensation expense	$2,300	$1,682	$6,439	$5,456

(2)Amortization expense related to acquired software and product technology included in these amounts is as follows:
Cost of product revenue	$995	$995	$3,980	$3,980
Operating expenses	477	586	1,907	2,057
Total amortization expense	$1,472	$1,581	$5,887	$6,037

(3)Business development expense included in these amounts
is as follows:
General and administrative	$132	$-	$755	$-
Total business development expense	$132	$-	$755	$-

(4)Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 38%

NetScout Systems, Inc.
Reconciliation of Current GAAP to Historical GAAP and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2011	2010	2011	2010

GAAP Revenue	$77,980	$71,874	$290,540	$260,342
Product revenue impact of accounting change	(646)	-	(1,008)	-
Service revenue impact of accounting change	68	-	79	-
Historical GAAP Revenue	77,402	71,874	289,611	260,342

Product deferred revenue fair value adjustment	-	-	-	31
Service deferred revenue fair value adjustment	9	112	132	1,286
Historical non-GAAP Revenue	$77,411	$71,986	$289,743	$261,659

GAAP Gross profit	$61,593	$56,256	$229,179	$204,278
Revenue impact of accounting change	(578)	-	(929)	-
Historical GAAP Gross profit	61,015	56,256	228,250	204,278

Deferred revenue fair value adjustment	9	112	132	1,317
Shared-based compensation expense (1)	115	119	352	366
Amortization of acquired intangible assets (2)	995	995	3,980	3,980
Historical non-GAAP Gross profit	$62,134	$57,482	$232,714	$209,941

GAAP Income from operations	$16,953	$11,536	$58,065	$45,903
Revenue impact of accounting change	(578)	-	(929)	-
Historical GAAP Income from operations	16,375	11,536	57,136	45,903

Deferred revenue fair value adjustment	9	112	132	1,317
Shared-based compensation expense (1)	2,300	1,682	6,439	5,456
Amortization of acquired intangible assets (2)	1,472	1,581	5,887	6,037
Business development expense (3)	132	-	755	-
Historical non-GAAP Income from operations	$20,288	$14,911	$70,349	$58,713

GAAP Net income	$10,771	$7,053	$37,265	$27,917
Revenue impact of accounting change	(578)	-	(929)	-
Income tax adjustments (4)	220	-	353	-
Historical GAAP Net income	10,413	7,053	36,689	27,917

Deferred revenue fair value adjustment	9	112	132	1,317
Shared-based compensation expense (1)	2,300	1,682	6,439	5,456
Amortization of acquired intangible assets (2)	1,472	1,581	5,887	6,037
Business development expense (3)	132	-	755	-
Income tax adjustments (4)	(1,487)	(1,283)	(5,021)	(4,868)
Historical non-GAAP Net income	$12,839	$9,145	$44,881	$35,859

GAAP Diluted Net income per share	$0.25	$0.17	$0.87	$0.67
Share impact of accounting change identified above	(0.01)	-	(0.01)	-
Historical GAAP Diluted Net income per share	0.24	0.17	0.86	0.67

Share impact of non-GAAP adjustments identified above	0.06	0.05	0.18	0.19
Historical non-GAAP Diluted net income per share	$0.30	$0.22	$1.04	$0.86

Shares used in computing historical GAAP and non-GAAP diluted
net income per share	43,306	42,477	42,973	41,915

(1)Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$49	$45	$134	$129
Cost of service revenue	66	74	218	237
Research and development	642	453	1,651	1,364
Sales and marketing	904	705	2,527	2,299
General and administrative	639	405	1,909	1,427
Total share-based compensation expense	$2,300	$1,682	$6,439	$5,456

(2)Amortization expense related to acquired software and product technology included in these amounts is as follows:
Cost of product revenue	$995	$995	$3,980	$3,980
Operating expenses	477	586	1,907	2,057
Total amortization expense	$1,472	$1,581	$5,887	$6,037

(3)Business development expense included in these amounts
is as follows:
General and administrative	$132	$-	$755	$-
Total business development expense	$132	$-	$755	$-

(4)Reflects the tax effect of historical GAAP and non-GAAP adjustments above at the statutory rate of 38%

CONTACT:
NetScout Systems, Inc.
Catherine Taylor, 978-614-4286
Director of Investor Relations
IR@netscout.com